UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 9, 2019

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIBT	NASDAQ Capital Market

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 30, 2019, Dennis Dykes will resign as Chief Financial Officer of RiceBran Technologies (the “Company”). Mr. Dykes and the Company have agreed that he will provide transition and other consulting services after his resignation becomes effective to assist the Company and his replacement as Chief Financial Officer. Mr. Dykes indicated that his resignation was not due to any disagreement with respect to the Company’s operations, policies or practices.

On May 15, 2019, the Company announced that it has appointed Todd Mitchell, 52, as Executive Vice President of the Company effective as of May 28, 2019, with the assumption of additional responsibilities as Chief Financial Officer and Secretary effective as of July 1, 2019. From September 2015 until joining the Company, Mr. Mitchell served as Chief Financial Officer of the Park City Group, Inc. (NASDAQ: PCYG). Prior to that, Mr. Mitchell served as a Director of Research for Brean Capital LLC for 3 years after working as a Research Analyst at various Wall Street firms for 12 years, focusing on technology companies. Mr. Mitchell earned an MBA and a master’s degree in economics from George Washington University, and a BA from Vassar College.

Mr. Mitchell and the Company agreed to an offer letter dated May 9, 2019 (the “Offer Letter”) whereby the Company agreed to pay Mr. Mitchell an annual salary of $235,000 per year. Mr. Mitchell is eligible for an annual bonus up to 45% of his base salary subject to performance metrics established by the Company.  The Company will also grant Mr. Mitchell an option to purchase up to 75,000 shares of the Company’s common stock which shall vest over a four year period.  In addition, Mr. Mitchell will be entitled to participate in the Company’s Long- Term Incentive Plan for additional equity based compensation grants with a value of up to 45% of his base salary, and he will be issued 125,000 restricted stock unit awards under the Company’s restricted stock unit award program.

The description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety to the full text of the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Mr. Mitchell and the Company have not engaged in any related party transaction. Mr. Mitchell has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are currently no other arrangements or understandings with Mr. Mitchell with respect to his appointment as Executive Vice President, Chief Financial Officer and Corporate Secretary.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Offer Letter dated May 9, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: May 15, 2019	By:	/s/ Brent Rystrom
Brent R. Rystrom
Chief Executive Officer
(Duly Authorized Officer)